Exhibit 10.6

AMENDMENT TO

SECURITIES SUBSCRIPTION AGREEMENT

This Amendment (the “Amendment”) to the Securities Subscription Agreement, dated as of March 3, 2021 (the “Agreement”), by and between Future Health ESG Corp., a Delaware corporation (the “Company”), and [     ] (the “Subscriber” and, together with the Company, the “Parties”), is made and entered into by the Parties as of [     ], 2021 (the “Effective Date”).

WHEREAS, the Parties desire to amend the Agreement as hereinafter set forth.

NOW, THEREFORE, the Parties, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, do mutually agree as follows:

1.            Capitalized Terms. Any capitalized terms not defined in this Amendment shall have the meaning ascribed to such term in the Agreement.

2.          Amendment. As of the Effective Date, Section 3.1 of the Agreement shall be deemed deleted and replaced in its entirety with the following:

“Section 3.1      Partial or No Exercise of the Over-allotment Option. In the event the over-allotment option granted to the underwriters of the IPO (as defined below) (the “Over-allotment Option”) is not exercised in full, the Subscriber acknowledges and agrees that it (or, if applicable, it and any transferees of Securities) shall automatically forfeit at the time such Over-allotment Option expires (or earlier if the underwriters of the IPO waive their ability to exercise such Over-allotment Option) any and all rights to such number of Securities (up to an aggregate of [     ] shares of Common Stock (the “Maximum Forfeited Shares”) and pro rata based upon the percentage of the Over-allotment Option exercised). For the avoidance of doubt, the number of Securities to be forfeited shall be equal to (i) the Maximum Forfeited Shares minus (ii) the product of (a) the Maximum Forfeited Shares multiplied by (b) a fraction, the numerator of which is the number of Units for which the Over-allotment Option is exercised and the denominator of which is 3,000,000 Units.”

3.            Effectiveness of Agreement. This Amendment constitutes an amendment to the Agreement in accordance with the terms thereof and shall be effective and enforceable upon all parties to the Agreement in accordance with its terms, as amended hereby. Except as amended herein, the Agreement shall continue in full force and effect and shall be enforceable in accordance with its terms.

4.            Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law (whether of Delaware or any other jurisdiction).

5.            Entire Agreement. The Agreement, as amended by this Amendment, constitutes the entire agreement between the parties relative to the specific subject matter hereof.

6.            Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including .pdf) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed on this [     ] day of [     ], 2021.

Future Health ESG Corp.

By:
Name:	Travis A. Morgan
Title:	CFO

[     ]

By:
Name:
Title:

[Signature Page to Amendment to Securities Subscription Agreement]